Exhibit 99.1

VG ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	Actual as of October 6, 2020	Pro Forma Adjustments		As Adjusted as of October 6, 2020
		(unaudited)		(unaudited)
ASSETS
Current Assets
Cash	$1,524,449	$—		$1,524,449
Prepaid expenses	26,800	—		26,800
Total Current Assets	1,551,249	—		1,551,249

Cash held in Trust Account	480,000,000	28,550,000	(a)	508,550,000
		(571,000)	(b)
		571,000	(d)
Total Assets	$481,551,249	$28,550,000		$510,101,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Promissory note – related party	$207,632	$—		$207,632
Total Current Liabilities	207,632	—		207,632

Deferred underwriting fee payable	16,800,000	999,250	(c)	17,799,250
Total Liabilities	17,007,632	999,250		18,006,882

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 45,954,361 and 48,709,436 shares at $10.00 per share	459,543,610	27,550,750	(e)	487,094,360

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,045,639 and 2,145,564 shares issued and outstanding (excluding 45,954,361 and 48,709,436 shares, respectively, subject to possible redemption)	205	286	(a)	215
		(276)	(e)

Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 13,800,000 shares issued and outstanding (1)	1,380			1,380

Additional paid-in capital	5,008,771	28,549,714	(a)	5,008,761
		(571,000)	(b)
		(999,250)	(c)
		571,000	(d)
		(27,550,474)	(e)

Accumulated deficit	(10,349)	—		(10,349)
Total Shareholders’ Equity	5,000,007	—		5,000,007
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$481,551,249	$28,550,000		$510,101,249

(1)	Includes up to 1,086,250 shares subject to forfeiture as a result of the underwriters’ election to partially exercise their over-allotment option.

See accompanying note to the pro forma balance sheet.

VG ACQUISITION CORP.

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of VG Acquisition Corp. (the “Company”) as of October 6, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions, which occurred on October 16, 2020, as described below.

On October 16, 2020, the Company consummated the closing of the sale of 2,855,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $28,550,000 to the Company. Each Unit consists of one Class A ordinary share (the “Ordinary Share”) and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 380,666 warrants (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant, to VG Acquisition Sponsor LLC, generating gross proceeds of $571,000. Transaction costs amounted to $1,570,250, consisting of $571,000 in cash underwriting fees and $999,250 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 713,750 Founder Shares are no longer subject to forfeiture. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	28,550,000
	Class A ordinary shares		286
	Additional paid-in capital		28,549,714
	To record sale of 2,855,000 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	571,000
	Cash held in Trust Account		571,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	999,250
	Deferred underwriting fee payable		999,250
	To record the liability for the 3.5% deferred underwriting fee on over-allotment option.

d.	Cash held in Trust Account	571,000
	Additional paid in capital		571,000
	To record sale of 380,666 over-allotment Private Placement Warrants at $1.50 per warrant.

e.	Class A ordinary shares	276
	Additional paid-in capital	27,550,474
	Ordinary shares subject to redemption		27,550,750
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable shares.